Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS FOURTH QUARTER

AND FULL YEAR 2022 RESULTS

Fourth Quarter 2022 Highlights:

•	Sales of $3.239 billion, up 7% in U.S. dollars and 8% organically compared to the fourth quarter of 2021
•	GAAP Diluted EPS of $0.82, up 14% compared to prior year
•	Adjusted Diluted EPS of $0.78, up 11% compared to prior year
•	GAAP and Adjusted Operating Margin of 20.6% and 20.9%
•	Record Operating and Free Cash Flow of $705 million and $613 million
•	Announces acquisition of CMR and agreement to acquire assets of RFS

Full Year 2022 Highlights:

•	Record sales of $12.623 billion, up 16% in U.S. dollars and 15% organically compared to the full year 2021
•	Record GAAP Diluted EPS of $3.06, up 22% compared to prior year
•	Record Adjusted Diluted EPS of $3.00, up 21% compared to prior year
•	GAAP and Adjusted Operating Margin of 20.5% and 20.7%
•	Record Operating and Free Cash Flow of $2.175 billion and $1.796 billion
•	Completed two previously announced acquisitions

Wallingford, Connecticut, January 25, 2023. Amphenol Corporation (NYSE: APH) today reported fourth quarter and full year 2022 results.

“We are pleased to have closed 2022 with fourth quarter sales and Adjusted Diluted EPS both exceeding the high end of our guidance,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “Sales increased from prior year by 7%, supported by robust growth in our broadband communications, commercial air, automotive and military markets and moderate growth in our industrial market, as well as contributions from the Company’s acquisition program, which were partially offset by the impact of the strengthening U.S. dollar. For the full year, sales increased 16% compared to 2021, driven by strong growth across virtually all of our end markets, along with contributions from the Company’s acquisition program, which were partially offset by the impact of the strengthening U.S. dollar. Despite facing inflationary and supply chain challenges throughout the year, we again realized strong profitability in 2022, with Adjusted Diluted EPS growing an impressive 21%. We are very proud of the Company’s outstanding performance in this dynamic year.”

“During the fourth quarter and throughout 2022, Amphenol continued to deploy its financial strength in a variety of ways to increase shareholder value. During the fourth quarter, the Company purchased 2.3 million shares of its common stock for $170 million and paid dividends of $119 million, resulting in total capital returned to shareholders in 2022 of more than $1.2 billion.”

“We remain focused on expanding our growth opportunities through a deep commitment to developing enabling technologies for customers across our served markets, an ongoing strategy of market and geographic diversification and an active and successful acquisition program. In addition to our previously announced 2022 acquisitions, we are excited to have closed on the acquisition of Control Measure Regulation Group (CMR) in January 2023. Based in France and with manufacturing locations in Tunisia, China and India, CMR manufactures cable assemblies and complex interconnect assemblies for the industrial market, particularly for heavy vehicle engine applications, and has annual sales of approximately $75 million. This acquisition further expands our offering of high-technology, value-added interconnect products in the diversified industrial market, while adding another talented management team to the Amphenol family.”

“We are also excited to announce that at the end of December 2022, we signed an agreement to acquire the North American cable and global base station antenna businesses of RFS. Based in Meriden, Connecticut, RFS designs and manufactures radio frequency and hybrid power and fiber optic cable for North American customers, as well as base station antennas for global customers in the mobile networks markets. We anticipate that the acquired businesses will generate full year 2023 sales of approximately $100 million and we expect to close the transaction by the end of the second quarter of 2023, subject to satisfying certain standard closing conditions.”

First Quarter 2023 Outlook

The current economic environment remains uncertain. In addition, as we discussed last quarter, we have seen some continued moderation in demand in the communications-related markets. Assuming market conditions do not meaningfully worsen as well as constant exchange rates, for the first quarter of 2023, Amphenol expects sales to be in the range of $2.840 billion to $2.900 billion. This represents a 2% to 4% decline over the first quarter of 2022 and includes a two percentage point negative currency impact. Adjusted Diluted EPS is expected to be in the range of $0.65 to $0.67, representing a 3% decline to flat over the first quarter of 2022.

“Despite the ongoing challenges and uncertainties around the world, we are very pleased with the Company’s strong fourth quarter and full year 2022 results,” Mr. Norwitt continued. “The revolution in electronics continues to accelerate, creating exciting and dynamic long-term growth opportunities for Amphenol across each of our diversified end markets. Our ongoing drive to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our product offerings, both organically and through our acquisition program, have created an excellent base for the Company’s future performance. I am confident in the ability of our outstanding entrepreneurial management team to continue to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise in all market cycles and to continue to generate sustainable long-term value for our shareholders and other stakeholders. Most importantly, I remain truly grateful to our team for their extraordinary efforts in navigating the myriad of challenges around the world while continuing to strongly support our customers and drive outstanding operating performance.”

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter and full year results at 1:00 PM (EST) on Wednesday, January 25, 2023. The toll-free dial-in number is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO. A replay of the call will be available until 11:59 PM (EST) on Saturday, February 25, 2023. The replay numbers are toll free 800-391-9853; International toll number +1-203-369-3269; Passcode: 7183.

A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks. For more information, visit www.amphenol.com.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income from continuing operations attributable to Amphenol Corporation, Adjusted Effective Tax Rate, Adjusted Diluted EPS (from continuing operations), Organic Net Sales Growth, and Free Cash Flow (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to operating income, operating margin, net income from continuing operations attributable to Amphenol Corporation, effective tax rate and diluted EPS (from continuing operations) exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented within this press release are on a continuing operations basis only and exclude any results associated with discontinued operations. Non-GAAP financial measures related to net sales exclude the impact related to foreign currency exchange and acquisitions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures are included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates or other matters. Although the Company believes the expectations reflected in all forward-looking statements, including those we may make regarding first quarter 2023 sales and Adjusted Diluted EPS, among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, the following: political, economic, military and other risks related to operating in countries outside the United States, as well as changes in general economic conditions, geopolitical conditions, U.S. trade policies (including but not limited to sanctions) and other factors beyond the Company’s control; uncertainties associated with an economic slowdown or recession in any of the Company’s end markets that could negatively affect the financial condition of our customers and could result in reduced demand; future risks and existing uncertainties associated with adverse public health developments, including epidemics and pandemics, such as the COVID-19 pandemic, which have disrupted and may continue to disrupt our operations including government regulations that inhibit our ability to operate certain of our facilities in the ordinary course, travel restrictions, supplier constraints, supply chain interruptions, logistics challenges and limitations, labor disruptions and reduced demand from certain customers; risks associated with our inability to obtain certain raw materials and components, in light of supply chain and logistical challenges that caused and continue to cause supply chain constraints and commodity price increases on certain raw materials and components used by the Company; cybersecurity threats and techniques used to disrupt operations and gain unauthorized access to our information technology systems, including, but not limited to, malware, phishing, credential harvesting, ransomware and other increasingly sophisticated attacks, that continue to expand and evolve globally, which could, among other things, impair our information technology systems and disrupt business operations, result in reputational damage, loss of our intellectual property, the loss of or inability to access confidential information and critical business, financial or other data, and/or cause the release of highly sensitive confidential information, and potentially lead to litigation and/or governmental investigations and fines, among other risks; negative impacts caused by extreme weather conditions and natural catastrophic events, including those caused or intensified by climate change and global warming; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the risks associated with the Company’s dependence on attracting, recruiting, hiring and retaining skilled employees, including as part of our various management teams; risks associated with the increasing scrutiny and expectations regarding environmental, social and corporate governance matters that could result in additional costs or risks or otherwise adversely impact our business; risks and difficulties in trying to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s dependence on end market dynamics to sell its products, particularly in the communications, automotive and military end markets, pricing pressures resulting from large customers that regularly exert pressure on their suppliers, including the Company, and changes in defense expenditures of the U.S. and non-U.S. governments, which are subject to political and budgetary fluctuations and constraints, all of which could adversely affect our operating results; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial and other covenants and requirements, which could result in a default under the Company’s revolving credit facility, unsecured term loan credit facility or any of our various senior notes; risks associated with the Company’s inability to access the global capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing reporting obligations, performance of government contracts and related risks associated with conducting business with the U.S. and other foreign governments or their suppliers (both directly and indirectly); governmental export and import controls as well as sanctions and trade embargoes that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions and other laws; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in enforcing and protecting the Company’s intellectual property rights; litigation, customer claims, voluntary or forced product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject; and incremental costs, risks and regulations associated with efforts to combat the negative effects of climate change. In addition, the extent to which the COVID-19 pandemic will continue to impact our business, operations, financial condition, liquidity and results of operations in the future remains uncertain and unpredictable.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission. These or other uncertainties not identified in these documents (that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time) may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$3,239.2	$3,026.8	$12,623.0	$10,876.3
Cost of sales	2,201.7	2,085.6	8,594.8	7,474.5
Gross profit	1,037.5	941.2	4,028.2	3,401.8
Acquisition-related expenses	9.5	15.0	21.5	70.4
Selling, general and administrative expenses	361.8	333.3	1,420.9	1,226.3
Operating income	666.2	592.9	2,585.8	2,105.1

Interest expense	(37.1)	(28.8)	(128.4)	(115.5)
Other income (expense), net	3.4	(0.1)	10.0	(0.4)
Income from continuing operations before income taxes	632.5	564.0	2,467.4	1,989.2
Provision for income taxes (1)	(121.5)	(106.3)	(550.6)	(409.1)
Net income from continuing operations	511.0	457.7	1,916.8	1,580.1
Less: Net income from continuing operations attributable to noncontrolling interests	(3.5)	(3.8)	(14.5)	(10.7)
Net income from continuing operations attributable to Amphenol Corporation	507.5	453.9	1,902.3	1,569.4
Income from discontinued operations attributable to Amphenol Corporation, net of income taxes of ($1.4) and ($3.2) for 2021, respectively	—	11.1	—	21.4
Net income attributable to Amphenol Corporation	$507.5	$465.0	$1,902.3	$1,590.8

Net income per common share attributable to Amphenol Corporation — Basic:
Continuing operations	$0.85	$0.76	$3.19	$2.62
Discontinued operations, net of income taxes	—	0.02	—	0.04
Net income attributable to Amphenol Corporation - Basic	$0.85	$0.78	$3.19	$2.66

Weighted average common shares outstanding — Basic	594.9	598.1	596.2	597.9

Net income per common share attributable to Amphenol Corporation — Diluted:
Continuing operations (2)	$0.82	$0.72	$3.06	$2.51
Discontinued operations, net of income taxes	—	0.02	—	0.03
Net income attributable to Amphenol Corporation - Diluted (2)	$0.82	$0.74	$3.06	$2.54

Weighted average common shares outstanding — Diluted	619.5	628.2	621.0	625.5

Dividends declared per common share	$0.21	$0.20	$0.81	$0.635

Note: Per share amounts may not add due to rounding.

Note 1  Provision for income taxes for the three months ended December 31, 2022 and 2021 includes excess tax benefits related to stock-based compensation of $34.1 million ($0.06 per share) and $29.2 million ($0.05 per share), respectively. Provision for income taxes for the twelve months ended December 31, 2022 and 2021 includes excess tax benefits related to stock-based compensation of $56.0 million ($0.09 per share) and $63.4 million ($0.10 per share), respectively. Provision for income taxes for the twelve months ended December 31, 2021 also included a discrete tax benefit of $14.9 million ($0.02 per share) related to the settlement of uncertain tax positions in certain non-U.S. jurisdictions.

Note 2  Net income per share for the three months ended December 31, 2022 and 2021 includes the excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the three months ended December 31, 2022 also includes acquisition-related expenses of $9.5 million ($7.9 million after-tax, or $0.01 per share) comprised primarily of the amortization related to the value associated with acquired backlog resulting from an acquisition that closed in 2022, along with external transaction costs. Net income per share for the three months ended December 31, 2021 also included acquisition-related expenses of $15.0 million ($12.7 million after-tax, or $0.02 per share) comprised primarily of transaction costs and certain non-cash purchase accounting costs related to the acquisition of Halo Technology Limited, which closed during the fourth quarter of 2021.

Net income per share for the twelve months ended December 31, 2022 and 2021 includes excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the twelve months ended December 31, 2022 also includes acquisition-related expenses of $21.5 million ($18.4 million after-tax, or $0.03 per share) comprised primarily of the amortization related to the value associated with acquired backlog resulting from two acquisitions that closed in 2022, along with external transaction costs. Net income per share for the twelve months ended December 31, 2021 also included the discrete tax benefit discussed in Note 1, as well as acquisition-related expenses of $70.4 million ($57.3 million after-tax, or $0.09 per share) comprised primarily of transaction, severance, restructuring and certain non-cash purchase accounting costs related to the MTS acquisition, along with the acquisition-related expenses incurred during the fourth quarter of 2021, discussed above.

Excluding these effects and the impact of rounding, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.78 and $0.70 for the three months ended December 31, 2022 and 2021, respectively, and $3.00 and $2.48 for the twelve months ended December 31, 2022 and 2021, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and cash equivalents	$1,373.1	$1,197.1
Short-term investments	61.1	44.3
Total cash, cash equivalents and short-term investments	1,434.2	1,241.4
Accounts receivable, less allowance for doubtful accounts of $63.9 and $43.5, respectively	2,631.3	2,454.8
Inventories	2,093.6	1,894.1
Prepaid expenses and other current assets	320.0	367.9

Total current assets	6,479.1	5,958.2

Property, plant and equipment, less accumulated depreciation of $2,019.3 and $1,961.6, respectively	1,204.3	1,175.3
Goodwill	6,446.1	6,376.8
Other intangible assets, net	734.1	756.9
Other long-term assets	462.6	411.2

Total Assets	$15,326.2	$14,678.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY

Current Liabilities:
Accounts payable	$1,309.1	$1,312.0
Accrued salaries, wages and employee benefits	416.7	366.2
Accrued income taxes	169.5	88.8
Accrued dividends	124.9	119.8
Other accrued expenses	653.2	556.3
Current portion of long-term debt	2.7	4.0

Total current liabilities	2,676.1	2,447.1

Long-term debt, less current portion	4,575.0	4,795.9
Accrued pension and postretirement benefit obligations	127.9	193.4
Deferred income taxes	409.8	424.2
Other long-term liabilities	443.3	438.7

Total Liabilities	8,232.1	8,299.3

Redeemable noncontrolling interest	20.6	19.0

Equity:
Common stock	0.6	0.6
Additional paid-in capital	2,650.4	2,409.0
Retained earnings	4,979.4	4,278.9
Treasury stock, at cost	(79.8)	(100.0)
Accumulated other comprehensive loss	(535.0)	(286.5)

Total stockholders’ equity attributable to Amphenol Corporation	7,015.6	6,302.0

Noncontrolling interests	57.9	58.1

Total Equity	7,073.5	6,360.1

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$15,326.2	$14,678.4

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash from operating activities:
Net income from continuing operations	$511.0	$457.7	$1,916.8	$1,580.1

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	108.3	121.1	392.9	395.6
Stock-based compensation expense	25.3	22.7	89.5	83.0
Deferred income tax benefit	(22.3)	(54.5)	(4.7)	(29.6)
Net change in components of working capital	81.2	(82.3)	(193.1)	(496.4)
Net change in other long-term assets and liabilities	1.8	(1.2)	(26.8)	(8.8)
Net cash provided by operating activities from continuing operations	705.3	463.5	2,174.6	1,523.9
Net cash provided by operating activities from discontinued operations	—	7.1	—	16.2
Net cash provided by operating activities	705.3	470.6	2,174.6	1,540.1

Cash from investing activities:
Capital expenditures	(93.6)	(86.2)	(383.8)	(360.4)
Proceeds from disposals of property, plant and equipment	1.1	1.3	5.6	3.7
Purchases of investments	(4.8)	(36.5)	(309.4)	(164.5)
Sales and maturities of investments	7.6	26.6	228.2	155.9
Acquisitions, net of cash acquired	—	(694.4)	(288.2)	(2,225.4)
Other, net	9.1	(5.2)	16.5	(13.7)
Net cash used in investing activities from continuing operations	(80.6)	(794.4)	(731.1)	(2,604.4)
Net cash provided by investing activities from discontinued operations	—	721.6	—	716.9
Net cash used in investing activities	(80.6)	(72.8)	(731.1)	(1,887.5)

Cash from financing activities:
Proceeds from issuance of senior notes and other long-term debt	2.9	2.2	5.8	752.1
Repayments of senior notes and other long-term debt	(2.8)	(296.4)	(10.3)	(912.6)
Proceeds from short-term borrowings	—	—	44.9	—
Repayments of short-term borrowings	—	—	(44.9)	—
(Repayments) borrowings under commercial paper programs, net	(271.2)	(128.7)	(159.3)	796.3
Payment of costs related to debt financing	—	(3.2)	(0.4)	(9.3)
Payment of deferred purchase price related to acquisitions	—	—	—	(4.1)
Purchase of treasury stock	(170.4)	(170.7)	(730.5)	(661.7)
Proceeds from exercise of stock options	71.2	107.6	185.3	288.5
Distributions to and purchases of noncontrolling interests	(5.5)	(7.6)	(9.9)	(18.9)
Dividend payments	(119.0)	(86.7)	(477.4)	(346.7)
Transfers to discontinued operations	—	—	—	(28.7)
Net cash used in financing activities from continuing operations	(494.8)	(583.5)	(1,196.7)	(145.1)
Net cash used in financing activities from discontinued operations	—	—	—	(0.1)
Net cash used in financing activities	(494.8)	(583.5)	(1,196.7)	(145.2)

Effect of exchange rate changes on cash and cash equivalents	54.2	3.2	(70.8)	(12.3)

Net increase (decrease) in cash and cash equivalents	184.1	(182.5)	176.0	(504.9)

Cash and cash equivalents balance of continuing operations, beginning of period	1,189.0	1,268.1	1,197.1	1,702.0
Cash and cash equivalents included in Current assets held for sale, beginning of period	—	111.5	—	—
Cash and cash equivalents balance, end of period	$1,373.1	$1,197.1	$1,373.1	$1,197.1

Cash paid for:
Interest	$37.4	$33.1	$123.7	$111.9
Income taxes, net	89.9	140.2	477.7	445.6

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales:
Harsh Environment Solutions	$795.4	$721.3	$3,107.2	$2,752.2
Communications Solutions	1,435.9	1,417.7	5,652.4	4,832.1
Interconnect and Sensor Systems	1,007.9	887.8	3,863.4	3,292.0
Consolidated Net sales	$3,239.2	$3,026.8	$12,623.0	$10,876.3

Operating income:
Harsh Environment Solutions	$204.8	$184.2	$801.6	$708.2
Communications Solutions	318.5	307.0	1,245.7	1,023.3
Interconnect and Sensor Systems	193.8	156.1	716.5	588.1

Stock-based compensation expense	(25.3)	(22.7)	(89.5)	(83.0)
Acquisition-related expenses	(9.5)	(15.0)	(21.5)	(70.4)
Other operating expenses	(16.1)	(16.7)	(67.0)	(61.1)
Consolidated Operating income	$666.2	$592.9	$2,585.8	$2,105.1

Operating margin (%):
Harsh Environment Solutions	25.7%	25.5%	25.8%	25.7%
Communications Solutions	22.2%	21.7%	22.0%	21.2%
Interconnect and Sensor Systems	19.2%	17.6%	18.5%	17.9%

Stock-based compensation expense	-0.8%	-0.8%	-0.7%	-0.8%
Acquisition-related expenses	-0.3%	-0.5%	-0.2%	-0.6%
Other operating expenses	-0.5%	-0.6%	-0.5%	-0.6%

Consolidated Operating margin (%)	20.6%	19.6%	20.5%	19.4%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income from continuing operations attributable to Amphenol Corporation, effective tax rate and diluted EPS from continuing operations exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented in the following tables are on a continuing operations basis only and exclude any results associated with discontinued operations. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

NET SALES

			Percentage Growth (relative to same prior year period) (1)

			Net sales	Foreign	Constant		Organic
			growth in	currency	Currency Net	Acquisition	Net Sales
			U.S. Dollars (2)	impact (3)	Sales Growth (5)	impact (4)	Growth (5)
Three Months Ended December 31,	2022	2021	(GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)
Net sales by:
Segment:
Harsh Environment Solutions	$795.4	$721.3	10%	(4)%	15%	2%	12%
Communications Solutions	1,435.9	1,417.7	1%	(3)%	4%	3%	1%
Interconnect and Sensor Systems	1,007.9	887.8	14%	(6)%	20%	3%	17%
Consolidated	$3,239.2	$3,026.8	7%	(4)%	11%	3%	8%

Twelve Months Ended December 31,
Net sales by:
Segment:
Harsh Environment Solutions	$3,107.2	$2,752.2	13%	(4)%	16%	2%	15%
Communications Solutions	5,652.4	4,832.1	17%	(2)%	19%	5%	13%
Interconnect and Sensor Systems	3,863.4	3,292.0	17%	(5)%	23%	5%	18%
Consolidated	$12,623.0	$10,876.3	16%	(3)%	19%	4%	15%

(1)	Percentages in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(2)	Net sales growth in U.S. dollars is calculated based on Net sales as reported in the Condensed Consolidated Statements of Income. While the term “net sales growth in U.S. dollars” is not considered a U.S. GAAP financial measure, for purposes of this table, we derive the reported (GAAP) measure based on GAAP results, which serves as the basis for the reconciliation to its comparable non-GAAP financial measures.

(3)	Foreign currency translation impact, a non-GAAP measure, represents the percentage impact on net sales resulting from foreign currency exchange rate changes in the current reporting period(s) compared to the same respective period(s) in the prior year. Such amount is calculated by subtracting net sales for the current reporting period(s) translated at average foreign currency exchange rates for the respective prior year period(s) from net sales for the current reporting period(s), taken as a percentage of the respective prior year period(s) net sales.

(4)	Acquisition impact, a non-GAAP measure, represents the percentage impact on net sales resulting from acquisitions that have not been included in the Company's consolidated results for the full current period(s) and/or prior comparable period(s) presented. Such net sales related to these acquisitions do not reflect the underlying growth of the Company on a comparative basis. Acquisition impact is calculated as a percentage of the respective prior year period(s) net sales.

(5)	The following are definitions of certain non-GAAP financial measures presented in the table(s) above, which may be referred to within this press release. For purposes of this press release, the terms “constant currencies” and “organically” have the same meaning as the following non-GAAP financial measures, respectively:

Constant Currency Net Sales Growth is defined as the period-over-period percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Organic Net Sales Growth (defined below) and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

Organic Net Sales Growth is defined as the period-over-period percentage change in net sales growth resulting from operating volume and pricing changes, and excludes (i) the foreign currency translation impact, which is outside the control of the Company, and (ii) the acquisition impact, both as described above and which do not reflect the underlying growth of the Company on a comparative basis. Management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Constant Currency Net Sales Growth (defined above) and Organic Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Unaudited)

(dollars in millions, except per share data)

OPERATING RESULTS

	Three Months Ended December 31,
	2022					2021
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$666.2	20.6%	$507.5	19.2%	$0.82	$592.9	19.6%	$453.9	18.8%	$0.72
Acquisition-related expenses	9.5	0.3	7.9	(0.1)	0.01	15.0	0.5	12.7	(0.2)	0.02
Excess tax benefits related to stock-based compensation	—	—	(34.1)	5.4	(0.06)	—	—	(29.2)	5.2	(0.05)
Adjusted (non-GAAP) (ii) (iii)	$675.7	20.9%	$481.3	24.5%	$0.78	$607.9	20.1%	$437.4	23.8%	$0.70

	Twelve Months Ended December 31,
	2022					2021
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$2,585.8	20.5%	$1,902.3	22.3%	$3.06	$2,105.1	19.4%	$1,569.4	20.6%	$2.51
Acquisition-related expenses	21.5	0.2	18.4	(0.1)	0.03	70.4	0.6	57.3	(0.2)	0.09
Excess tax benefits related to stock-based compensation	—	—	(56.0)	2.3	(0.09)	—	—	(63.4)	3.2	(0.10)
Discrete tax item	—	—	—	—	—	—	—	(14.9)	0.7	(0.02)
Adjusted (non-GAAP) (ii) (iii)	$2,607.3	20.7%	$1,864.7	24.5%	$3.00	$2,175.5	20.0%	$1,548.4	24.3%	$2.48

FREE CASH FLOW

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating Cash Flow (GAAP)	$705.3	$463.5	$2,174.6	$1,523.9
Capital expenditures (GAAP)	(93.6)	(86.2)	(383.8)	(360.4)
Proceeds from disposals of property, plant and equipment (GAAP)	1.1	1.3	5.6	3.7
Free Cash Flow (non-GAAP) (iii)	$612.8	$378.6	$1,796.4	$1,167.2

Note: All data in the tables above are on a continuing operations basis only and exclude results associated with discontinued operations.

(i)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(ii)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(iii)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income from continuing operations attributable to Amphenol Corporation is defined as Net income from continuing operations attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income from continuing operations before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share from continuing operations (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income from continuing operations attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

Free Cash Flow is defined as (i) Net cash provided by operating activities from continuing operations (“Operating Cash Flow” - as reported in accordance with U.S. GAAP) less (ii) capital expenditures (as reported in accordance with U.S. GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with U.S. GAAP), all of which are derived from the Condensed Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to stockholders through either stock repurchases or dividends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following is a reconciliation of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for the first quarter of 2023:

GUIDANCE (1)
FIRST QUARTER 2023

Diluted EPS (GAAP)	$0.64 - $0.66

Acquisition-related expenses, net of tax	$0.01

Adjusted Diluted EPS (non-GAAP) (2)	$0.65 - $0.67

(1)	Forward-looking Adjusted Diluted EPS reflected in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance. Such items are excluded from our guidance for the forward-looking periods only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record such items in the forward-looking periods presented and such amounts are estimable. The Company currently estimates approximately $5 million ($0.01 per share) of acquisition-related expenses in the first quarter of 2023, which is related to the acquisition of CMR that closed in January 2023. As such, the first quarter 2023 guidance reflects the expected impact of these acquisition-related expenses in the first quarter of 2023.

(2)	Per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.